Exhibit 99.2

Statement of CDIs on Issue

Part 1 - Entity and announcement details

1.1 Name of +Entity
LIGHT & WONDER INC.

1.2 Registered Number Type	Registration Number
ARBN	666710836

1.3 ASX issuer code
LNW

1.4 The announcement is
New announcement

1.5 Date of this announcement
7/8/2023

Statement of CDIs on Issue	1 / 2

Statement of CDIs on Issue

Part 2 - Details of CDIs and other securities on issue

2.1 Statement for month and year
July-2023

2.2a Number and class of all ASX-quoted CDIs on issue

ASX +Security Code and Description	CDI Ratio
LNW : CDI 1:1 FOREIGN EXEMPT XNGS	1:1

Total number of CDIs quoted on ASX at end of statement month (A)	Total number of CDIs quoted on ASX at end of previous month (B)	Net Difference (A-B)
9,111,439	5,246,318	3,865,121

Reason for change:

Net transfers of securities between CDIs and	Common stock

as quoted / held on	NASDAQ

If the total number of CDIs quoted on ASX at the end of the statement month (A), is greater than the total number of CDIs for which the entity has previously paid an initial listing fee or an additional listing fee under Table 1A and 1C of Guidance Note 15A (C), the entity hereby applies for +quotation of the difference (A - C) and agrees to the matters set out in Appendix 2A of the ASX Listing Rules.

2.2b Number and class of all issued securities not represented by CDIs quoted on ASX

ASX +Security Code and Description

LNWAA : COMMON STOCK

Total number of securities at end of statement month (A)	Total number of securities at end of previous month (B)	Net Difference (A-B)
82,220,339	85,976,079	-3,755,740

Reason for change:

Transfer of securities between shares of Common Stock and CDIs and reduction in total shares outstanding pursuant to the issuers ongoing share repurchase program in the U.S.

Statement of CDIs on Issue	2 / 2